UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 8, 2013

Commission File Number:  001-32420

True Drinks Holdings, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
84-1575085
(IRS Employer Identification No.)

18552 MacArthur Blvd, Suite 325, Irvine, California 92612
(Address of principal executive offices)

949-203-3500
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 8, 2013, True Drinks Holdings, Inc. (the "Company") issued a press release announcing its financial results for 2012, as reported in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 5, 2013. The Company also announced that it will hold a shareholder conference call on April 17, 2013 at 4:15 p.m. ET to discuss certain milestones achieved during 2012 and to discuss its strategic initiatives for 2013. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects","anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

True Drinks Holdings, Inc.

Date:   April 10, 2013
By:	/s/ Dan Kerker

Name: Dan Kerker
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated April 8, 2013